Exhibit 99.1

Ambarella, Inc. Announces Third Quarter Fiscal Year 2024 Financial Results

November 30, 2023 —Santa Clara, Calif. – Ambarella, Inc. (NASDAQ: AMBA), an edge AI semiconductor company, today announced financial results for its third quarter of fiscal year 2024 ended October 31, 2023.

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Revenue for the third quarter of fiscal 2024 was $50.6 million, down 39% from $83.1 million in the same period in fiscal 2023. For the nine months ended October 31, 2023, revenue was $174.9 million, down 31% from $254.3 million for the nine months ended October 31, 2022.

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Gross margin under U.S. generally accepted accounting principles (GAAP) for the third quarter of fiscal 2024 was 59.3%, compared with 62.2% for the same period in fiscal 2023. For the nine months ended October 31, 2023, GAAP gross margin was 60.6%, compared with 62.6% for the nine months ended October 31, 2022.

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GAAP net loss for the third quarter of fiscal 2024 was $41.7 million, or loss per diluted ordinary share of $1.04, compared with GAAP net loss of $19.8 million, or loss per diluted ordinary share of $0.51, for the same period in fiscal 2023. GAAP net loss for the nine months ended October 31, 2023 was $108.8 million, or loss per diluted ordinary share of $2.74. This compares with GAAP net loss of $54.3 million, or loss per diluted ordinary share of $1.42, for the nine months ended October 31, 2022.

Financial results on a non-GAAP basis for the third quarter of fiscal 2024 are as follows:

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Gross margin on a non-GAAP basis for the third quarter of fiscal 2024 was 62.6%, compared with 63.5% for the same period in fiscal 2023. For the nine months ended October 31, 2023, non-GAAP gross margin was 63.5%, compared with 64.0% for the nine months ended October 31, 2022.

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Non-GAAP net loss for the third quarter of fiscal 2024 was $11.2 million, or loss per diluted ordinary share of $0.28. This compares with non-GAAP net income of $9.5 million, or earnings per diluted ordinary share of $0.24, for the same period in fiscal 2023. Non-GAAP net loss for the nine months ended October 31, 2023 was $23.2 million, or loss per diluted ordinary share of $0.59. This compares with non-GAAP net income of $34.1 million, or earnings per diluted ordinary share of $0.88, for the nine months ended October 31, 2022.

Based on information available as of today, Ambarella is offering the following guidance for the fourth quarter of fiscal year 2024, ending January 31, 2024:

•	Revenue is expected to be between $50.0 million and $53.0 million.

•	Gross margin on a non-GAAP basis is expected to be between 62.0% and 63.0%.

•	Operating expenses on a non-GAAP basis are expected to be between $45.0 million and $48.0 million.

Ambarella reports gross margin, net income (loss) and earnings (losses) per share in accordance with GAAP and, additionally, on a non-GAAP basis. Non-GAAP financial information excludes the impact of stock-based compensation, acquisition-related costs and restructuring expense adjusted for the associated tax impact, which includes the effect of any benefits or shortfalls recognized. Non-GAAP financial information also excludes the impact of the release of a valuation allowance on certain deferred tax assets. A reconciliation of the GAAP to non-GAAP gross margin, net income (loss) and earnings (losses) per share for the periods presented, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this press release.

Total cash, cash equivalents and marketable debt securities on hand at the end of the third quarter of fiscal 2024 was $222.3 million, compared with $216.5 million at the end of the prior quarter and $199.0 million at the end of the third quarter of fiscal 2023.

“Our customers appear to be making progress with their inventory reduction efforts and we expect to return to revenue growth in Fiscal 2025,” said Fermi Wang, President and CEO. “We remain determined and focused on our strategic R&D priorities for the introduction of a portfolio of SoCs and software targeting more sophisticated AI inference workloads. Our 5nm SoCs are progressing well; CV5 the flagship of our CV2 family is forecasted to generate meaningful revenue in Fiscal 2025, we have received first silicon of CV3-AD685, the flagship of our CV3 platform, and we plan to demonstrate this to customers in December.”

Quarterly Conference Call

Ambarella plans to hold a conference call at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time today with Fermi Wang, President and Chief Executive Officer, and Brian White, Chief Financial Officer, to discuss the third quarter of fiscal year 2024 results. A live and archived webcast of the call will be available on Ambarella’s website at http://www.ambarella.com/ for up to 30 days after the call.

About Ambarella

Ambarella’s products are used in a wide variety of human vision and edge AI applications, including video security, advanced driver assistance systems (ADAS), electronic mirror, drive recorder, driver/cabin monitoring, autonomous driving and robotics applications. Ambarella’s low-power systems-on-chip (SoCs) offer high-resolution video compression, advanced image and radar processing, and powerful deep neural network processing to enable intelligent perception, fusion and planning. For more information, please visit www.ambarella.com.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that are not historical facts and often can be identified by terms such as “outlook,” “projected,” “intends,” “will,” “estimates,” “anticipates,” “expects,” “believes,” “could,” “should,” or similar expressions, including the guidance for the fourth quarter of fiscal year 2024 ending January 31, 2024, and the comments of our CEO relating to our customers’ efforts to reduce inventory, our anticipated future return to revenue growth in fiscal year

2025, our progress with commercializing our CV5 and CV3-AD685 SoCs, and our projected revenue growth in the automotive market, including our ability to achieve revenue levels associated with our projected six-year automotive funnel. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. Our actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of our future performance.

The risks and uncertainties referred to above include, but are not limited to, global economic and political conditions, including possible trade tariffs and restrictions; revenue being generated from new customers or design wins, neither of which is assured; the commercial success of our customers’ products; our customers’ ability to manage their inventory requirements; our growth strategy; our ability to anticipate future market demands and future needs of our customers, particularly for AI computer vision applications; our ability to introduce, and to generate revenue from, new and enhanced solutions; our ability to develop, and to generate revenue from, new advanced technologies, such as computer vision and AI functionality; our ability to retain and expand customer relationships and to achieve design wins; the expansion of our current markets and our ability to successfully enter new markets, such as the OEM automotive and robotics markets; anticipated trends and challenges, including competition, in the markets in which we operate; risks associated with global health conditions and associated risk mitigation measures; our ability to effectively manage growth; our ability to retain key employees; and the potential for intellectual property disputes or other litigation.

Further information on these and other factors that could affect our financial results is included in the company’s Quarterly Report on Form 10-Q for the second quarter of fiscal 2024, which is on file with the Securities and Exchange Commission. Additional information will also be set forth in the company’s quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings the company makes with the Securities and Exchange Commission from time to time, copies of which may be obtained by visiting the Investor Relations portion of our web site at www.ambarella.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. The results we report in our Quarterly Report on Form 10-Q for the third fiscal quarter ended October 31, 2023 could differ from the preliminary results announced in this press release.

Ambarella assumes no obligation and does not intend to update the forward-looking statements made in this press release, except as required by law.

Non-GAAP Financial Measures

The company has provided in this release non-GAAP financial information, including non-GAAP gross margin, net income (loss), and earnings (losses) per share, as a supplement to the condensed consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Non-GAAP financial information excludes the impact of stock-based compensation, acquisition-related costs and restructuring expense adjusted for the associated tax impact, which includes the effect of any benefits or shortfalls recognized. Non-GAAP financial information also excludes the impact of the release of a valuation allowance on certain deferred tax assets. Management uses these non-GAAP financial measures internally in analyzing the company’s financial results to assess operational performance and when planning, forecasting and analyzing future periods. Further, the company believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics that the company uses in making operating decisions and because the company believes that investors and analysts use them to help assess the health of its business and for comparison to other companies. The company’s definitions of its non-GAAP financial measures may differ from the definitions used by other companies and, therefore, comparability may be limited, and other companies may not publish these non-GAAP financial measures. Non-GAAP results are presented for supplemental informational purposes only for understanding the company’s operating results. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP measures used by other companies.

With respect to its financial results for the third quarter of fiscal year 2024, the company has provided below reconciliations of its non-GAAP financial measures to its most directly comparable GAAP financial measures. With respect to the company’s expectations for the fourth quarter of fiscal year 2024, a reconciliation of the company’s guidance for non-GAAP gross margin and non-GAAP operating expenses to the closest corresponding GAAP measure is not available without unreasonable efforts due to the high variability and low visibility with respect to the charges excluded from these non-GAAP measures. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

AMBARELLA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022
Revenue	$50,595	$83,096	$174,858	$254,285
Cost of revenue	20,612	31,418	68,894	94,996

Gross profit	29,983	51,678	105,964	159,289

Operating expenses:
Research and development	53,702	52,864	163,060	151,892
Selling, general and administrative	18,246	18,944	55,750	58,213

Total operating expenses	71,948	71,808	218,810	210,105
Loss from operations	(41,965)	(20,130)	(112,846)	(50,816)
Other income, net	1,900	1,433	3,923	1,493

Loss before income taxes	(40,065)	(18,697)	(108,923)	(49,323)
Provision (benefit) for income taxes	1,645	1,112	(113)	4,958

Net loss	$(41,710)	$(19,809)	$(108,810)	$(54,281)

Net loss per share attributable to ordinary shareholders:
Basic	$(1.04)	$(0.51)	$(2.74)	$(1.42)

Diluted	$(1.04)	$(0.51)	$(2.74)	$(1.42)

Weighted-average shares used to compute net loss per share attributable to ordinary shareholders:
Basic	40,053,251	38,582,584	39,710,248	38,185,421

Diluted	40,053,251	38,582,584	39,710,248	38,185,421

The following tables present details of stock-based compensation, acquisition-related costs and restructuring expense included in each functional line item in the condensed consolidated statements of operations above:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022
	(unaudited, in thousands)
Stock-based compensation:
Cost of revenue	$868	$360	$2,694	$1,071
Research and development	17,898	18,741	54,809	53,775
Selling, general and administrative	8,643	9,000	25,293	27,205

Total stock-based compensation	$27,409	$28,101	$82,796	$82,051

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022
	(unaudited, in thousands)
Acquisition-related costs:
Cost of revenue	$757	$757	$2,271	$2,271
Research and development	—	—	—	—
Selling, general and administrative	520	520	1,560	1,578

Total acquisition-related costs	$1,277	$1,277	$3,831	$3,849

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022
	(unaudited, in thousands)
Restructuring expense:
Cost of revenue	$66	$—	$66	$—
Research and development	672	—	672	—
Selling, general and administrative	114	—	114	—

Total restructuring expense	$852	$—	$852	$—

The difference between GAAP and non-GAAP gross margin was 3.3% and 1.3%, or $1.7 million and $1.1 million, for the three months ended October 31, 2023 and October 31, 2022, respectively. The difference between GAAP and non-GAAP gross margin was 2.9% and 1.4%, or $5.0 million and $3.3 million, for the nine months ended October 31, 2023 and October 31, 2022, respectively. The differences were due to the effect of stock-based compensation, amortization of acquisition-related costs and restructuring expense.

AMBARELLA, INC.

RECONCILIATION OF GAAP TO NON-GAAP DILUTED EARNINGS (LOSSES) PER SHARE

(in thousands, except share and per share data)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022
	(unaudited)
GAAP net loss	$(41,710)	$(19,809)	$(108,810)	$(54,281)
Non-GAAP adjustments:
Stock-based compensation expense	27,409	28,101	82,796	82,051
Acquisition-related costs	1,277	1,277	3,831	3,849
Restructuring expense	852	—	852	—
Income tax effect	994	(104)	(1,910)	2,525

Non- GAAP net income (loss)	$(11,178)	$9,465	$(23,241)	$34,144

GAAP - diluted weighted average shares	40,053,251	38,582,584	39,710,248	38,185,421
Non-GAAP - diluted weighted average shares	40,053,251	39,090,050	39,710,248	38,967,335
GAAP - diluted net loss per share	$(1.04)	$(0.51)	$(2.74)	$(1.42)
Non-GAAP adjustments:
Stock-based compensation expense	0.68	0.73	2.08	2.15
Acquisition-related costs	0.03	0.03	0.10	0.10
Restructuring expense	0.02	—	0.02	—
Income tax effect	0.03	—	(0.05)	0.07
Effect of Non-GAAP - diluted weighted average shares	—	(0.01)	—	(0.02)
Non-GAAP - diluted net income (loss) per share	$(0.28)	$0.24	$(0.59)	$0.88

AMBARELLA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	October 31,	January 31,
	2023	2023
ASSETS
Current assets:
Cash and cash equivalents	$143,787	$113,541
Marketable debt securities	78,549	93,322
Accounts receivable, net	22,968	51,987
Inventories	30,783	40,486
Restricted cash	7	8
Prepaid expenses and other current assets	3,728	5,288

Total current assets	279,822	304,632
Property and equipment, net	10,917	11,814
Deferred tax assets, non-current	22,952	19,276
Intangible assets, net	58,805	58,497
Operating lease right-of-use assets, net	5,760	8,339
Goodwill	303,625	303,625
Other non-current assets	2,748	4,012

Total assets	$684,629	$710,195

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	9,298	17,845
Accrued and other current liabilities	57,991	56,655
Operating lease liabilities, current	3,553	3,539
Income taxes payable	2,391	4,112
Deferred revenue, current	2,596	1,311

Total current liabilities	75,829	83,462
Operating lease liabilities, non-current	2,316	5,097
Other long-term liabilities	14,696	15,548

Total liabilities	92,841	104,107

Shareholders’ equity:
Preference shares	—	—
Ordinary shares	18	18
Additional paid-in capital	667,313	572,076
Accumulated other comprehensive loss	(1,219)	(492)
Retained earnings (accumulated deficit)	(74,324)	34,486

Total shareholders’ equity	591,788	606,088

Total liabilities and shareholders’ equity	$684,629	$710,195

Contact:

Louis Gerhardy

408.636.2310

lgerhardy@ambarella.com